NORD RESOURCES CORPORATION

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BLACKMONT CAPITAL INC.

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COMPUTERSHARE TRUST COMPANY OF CANADA

SPECIAL WARRANT INDENTURE

Providing for the Issue of Special Warrants

Dated as of June 5, 2007

i

ii

SPECIAL WARRANT INDENTURE

THIS INDENTURE dated as of the 5th day of June, 2007.

B E T W E E N :

NORD RESOURCES CORPORATION, a Delaware corporation;
(hereinafter called the "Corporation")

OF THE FIRST PART

AND:

BLACKMONT CAPITAL INC., a corporation existing under the laws of the
Province of Ontario;
(hereinafter called the "Agent")

OF THE SECOND PART

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company
registered under the laws of Canada duly authorized to carry on the trust business in each Province of Canada; (hereinafter called the "Trustee")

OF THE THIRD PART

     WHEREAS the Corporation proposes to create and issue Special Warrants (as hereinafter defined) to be constituted and issued as herein provided;

     AND WHEREAS the Corporation is authorized to create and issue the Special Warrants as herein provided and to complete the transactions contemplated herein;

     AND WHEREAS all things necessary have been done and performed to make the Special Warrant Certificates (as hereinafter defined), when certified by the Trustee and issued and delivered as herein provided, legal, valid and binding obligations of the Corporation with the benefits of and subject to the terms of this Indenture;

     AND WHEREAS the foregoing recitals are made as representations by the Corporation and not by the Trustee;

     AND WHEREAS the Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture;

     NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are hereby acknowledged, by each of the

2.

Corporation, the Agent and the Trustee, the Corporation hereby appoints the Trustee as agent for the Special Warrantholder (as hereinafter defined), to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture, and the Corporation, the Agent and the Trustee hereby covenant, agree and declare as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Indenture and in the Special Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Accredited Investor" means an "accredited investor" as defined in Rule 501(a) of Regulation D;

(b)	"Adjustment Period" means the period commencing on the date hereof and ending at the Time of Expiry;

(c)	"Agent" means Blackmont Capital Inc.;

(d)

"Applicable Legislation" means such provisions of any statute of Canada or of a province thereof, and of regulations under any such statute, relating to trust indentures or to the rights, duties and obligations of corporations and of trustees under trust indentures, as are from time to time in force and applicable to this Indenture;

(e)

"Business Day" means any day that is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia, or a day when the principal office of the Trustee in such city is not generally open to the public for the transaction of business;

(f)

"Common Shares" means the fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Corporation as constituted on the date hereof, provided that, in the event of any adjustment pursuant to section 4.7 hereof, Common Shares shall thereafter mean or include, as the case may be, the shares, other securities or property resulting from such adjustment;

(g)	"Conversion Date" means

(i)

with respect to any Special Warrant exchanged by the holder thereof pursuant to subsection 4.1(a) hereof, the day on which the Special Warrant Certificate representing such Special Warrant is surrendered to the Trustee in accordance with the provisions of section 4.1 hereof, and

(ii)

with respect to any Special Warrant exchanged by the Trustee in accordance with subsection 4.2(a) hereof, the day on which the Trustee is required to exchange such Special Warrant pursuant to subsection 4.2 hereof;

(h)	"Corporation" means Nord Resources Corporation, the party of the first part hereunder, and includes any successor corporation to or of the Corporation;

3.

(i)

"Corporation’s auditors" means Mayer Hoffman McCann P.C. or such other independent public accounting firm registered with the Public Company Accounting Oversight Board and appointed as the auditor of the Corporation;

(j)

"counsel" means a barrister or solicitor or an attorney-at-law or a firm of barristers and solicitors or attorneys-at-law, who may be counsel for the Corporation, acceptable to the Trustee, acting reasonably;

(k)

"Current Market Price" of a Common Share at any date means the price per share equal to the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the Pink Sheets for any 20 consecutive Trading Days immediately preceding such date by the aggregate number of Common Shares so sold, or, if the Common Shares are then listed on a more senior stock exchange, the volume weighted average price at which the Common Shares have traded on such stock exchange for such 20 consecutive Trading Day period, or, if not traded on any recognized market or exchange, as determined by the directors, acting reasonably;

(l)

"director" means a director of the Corporation for the time being, and reference without more to an action by the directors means an action by the directors of the Corporation as a board or, to the extent empowered, by a committee of the board, in each case by resolution duly passed;

(m)	"Effective Date" means the date of this Indenture;

(n)	"Expiry Date" means the earliest of:

(i) the date which is the third Business Day following the Qualification Date;

(ii) the date that is four months and one day following the date on which the Corporation becomes a reporting issuer in a jurisdiction of Canada; and

(iii) the date which is two years following the date hereof;

(o)	"Extraordinary Resolution" has the meaning attributed thereto in sections 7.12 and 7.15 hereof;

(p)	"Final Prospectus" means the (final) prospectus of the Corporation which qualifies the distribution of the Units in the Qualifying Jurisdictions and includes any amendments or supplements thereto;

(q)

“Liquidity Incentive” means an amount equal to 1% of the aggregate Purchase Price paid by the holder for the Special Warrants multiplied by the number of months (pro rated for partial months) commencing on the Penalty Deadline and expiring on the later of (a) the Qualification Date, and (b) the date on which the Registration Statement is declared effective by the SEC, subject to the limitations set out in section 2.2(b);

(r)	“Liquidity Incentive Payment Date” has the meaning ascribed thereto in section 2.2(b);

4.

(s)	"MRRS" means the mutual reliance review system established under National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms;

(t)	"National Policy 43-201" means National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms;

(u)	“Non-Registered Securities” has the meaning ascribed thereto in section 2.2(b);

(v)	"Penalty Deadline" means 5:00 p.m. (Vancouver time) on the first Business Day which is not less than 180 days after the date hereof;

(w)	"Permitted Investments" means short term investment grade debt obligations as agreed to by the Corporation and the Agent;

(x)	"Person" includes an individual, corporation, partnership, trustee, unincorporated organization or any other entity whatsoever, and words importing persons have a similar extended meaning;

(y)	“Pink Sheets” means the electronic quotation and trading system for over the counter securities maintained by Pink Sheets LLC;

(z)	"Proceeds" means the gross proceeds received by the Corporation in connection with the sale of the Special Warrants;

(aa)	“Purchase Price” means $0.75 per Special Warrant;

(bb)

"Qualification Date" means the date on which the British Columbia Securities Commission, or such other applicable securities commission of a Canadian Province, as principal regulator under National Policy 43-201 and the MRRS, issues a decision document evidencing that each of the Securities Commissions has issued a receipt for the Final Prospectus;

(cc)

"Qualifying Jurisdictions" means the provinces of Canada where purchasers of Special Warrants are located and any other jurisdiction in Canada in which the Corporation is required to file the Final Prospectus pursuant to an agreement between the Corporation and the Agent, or otherwise;

(dd)	“Registration Statement” means the registration statement of the Corporation filed with the SEC, as amended and supplemented, in order to register the Unit Shares and Warrant Shares;

(ee)	"Regulation D" means Regulation D under the U.S. Securities Act;

(ff)	"Regulation S" means Regulation S under the U.S. Securities Act;

(gg)	"SEC" means the Securities and Exchange Commission in the United States;

(hh)	"Securities Commissions" means, collectively, the securities regulatory authorities of the jurisdictions of Canada in which Special Warrantholders reside;

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(ii)

"Share Rate" means the number of Units which are issuable upon the conversion of each Special Warrant in accordance with section 2.2 hereof, subject to adjustment in accordance with section 4.7 hereof;

(jj)	"Special Warrant Certificate" means a certificate representing one or more Special Warrants substantially in the form of the certificate attached hereto as Schedule A;

(kk)	"Special Warrantholder" or "holders" means the persons for the time being entered in a register of holders described in section 3.1 hereof as holders of Special Warrants;

(ll)

"Special Warrantholders’ Request" means an instrument, signed in one or more counterparts by Special Warrantholders who hold in the aggregate not less than 10% of the total number of Special Warrants then outstanding, requesting the Trustee to take some action or proceeding specified therein;

(mm)

"Special Warrants" means the special warrants created and issued pursuant to subsections 2.1(a) and 2.1(b) hereof and authorized for issue hereunder and represented by Special Warrant Certificates issued and certified in accordance with the provisions hereof and that have not at the particular time expired, been purchased by the Corporation or converted into Units;

(nn)

"Subsidiary of the Corporation" means any corporation or other corporate entity of which Voting Shares carrying more than 50% of the votes attached to all outstanding Voting Shares of such corporation are owned, directly or indirectly, other than by way of security only, by one or more of the Corporation and any Subsidiary of the Corporation, regardless of whether the Corporation or such Subsidiary of the Corporation is not contractually or otherwise prohibited or restricted from exercising sufficient of the voting rights attached to such Voting Shares to elect at least a majority of the directors of such corporation;

(oo)

"this Special Warrant Indenture", "this Indenture", "hereto", "hereunder", "hereof", "herein", "hereby" and similar expressions mean or refer to this Special Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "article", "section", "subsection", "paragraph", "subparagraph", "clause" and "subclause" followed by a number mean the specified article, section, subsection, paragraph, subparagraph, clause or subclause of this Indenture;

(pp)	"Time of Expiry" means 5:00 p.m. (Vancouver time) on the Expiry Date;

(qq)

"Trading Day", with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market and otherwise means a day on which shares may be traded in the over-the-counter market (or, any senior stock exchange on which the Common Shares are listed);

(rr)	"Trustee" means Computershare Trust Company of Canada, the party of the third part are listed hereunder, including its successors and assigns;

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(ss)

"Unit" means an equity unit of the Corporation to be issued upon exercise or deemed exercise of the Special Warrants consisting of one Unit Share and one Unit Half- Warrant, and “Units” means more than one Unit;

(tt)

"Unit Half-Warrant" means the one-half of one Common Share purchase warrant forming part of each Unit, having the attributes described in section 2.2 to be issued under the Warrant Indenture upon the exercise or deemed exercise of the Special Warrants, and “Unit Half-Warrants” means more than one Unit Half-Warrant;

(uu)	"Unit Share" means a Common Share of the Corporation forming part of a Unit to be issued upon exercise or deemed exercise of the Special Warrants, and “Unit Shares” means more than one Unit Share;

(vv)	"United States" means the United States, as that term is defined in Rule 902(1) of Regulation S;

(ww)	"U.S. Person" means a U.S. person, as that term is defined in Rule 902(k) Regulation S;

(xx)	"U.S. Purchaser" means (i) a person in the United States, or (ii) a U.S. Person or (iii) person purchasing on behalf, or for the benefit or account, of any U.S. Person or person in the United States;

(yy)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(zz)

"Voting Shares" of any corporation means shares of one or more classes or series of a class of shares of such corporation carrying voting rights under all circumstances (and not by reason of the happening of a contingency) sufficient if exercised to elect all of the directors of such corporation, irrespective of whether or not shares of any other class or classes shall have or may have the right to vote for directors by reason of the happening of any contingency;

(aaa)	“Warrant Indenture” means the warrant indenture to be entered into between the Corporation and Computershare Trust Company of Canada governing the Warrants and dated as of the date hereof;

(bbb)	“Warrant Share” means a Common Share issuable upon the exercise of two Unit Half-Warrants, and “Warrant Shares” means more than one Warrant Share; and

(ccc)

"Written Order of the Corporation", "Written Request of the Corporation", "Written Consent of the Corporation", "Written Direction of the Corporation" and "Certificate of the Corporation" mean a written order, request, consent, direction and certificate, respectively, signed in the name of the Corporation by any director or officer of the Corporation or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed respectively.

1.2	Words Importing the Singular

Words importing the singular include the plural and vice versa and words importing a particular gender or neuter include both genders and neuter.

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1.3	Interpretation Not Affected by Headings, Etc.

The division of this Indenture into articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4	Day Not a Business Day

If the day on or before which any action which would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time will be of the essence in all respects in this Indenture and the Special Warrant Certificates.

1.6	Currency

Except as otherwise stated, all dollar amounts herein and in the Special Warrant Certificates are expressed in U.S. dollars.

1.7	Applicable Law

This Indenture and the Special Warrant Certificates will be construed and enforced in accordance with the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as British Columbia contracts.

ARTICLE 2
THE SPECIAL WARRANTS

2.1	Creation and Issue of Special Warrants

(a)

Creation of Special Warrants: 30,666,700 Special Warrants entitling the holders thereof to be issued, subject to adjustment in accordance with the provisions of this Indenture, an aggregate of no more than 30,666,700 Units together with such additional indeterminate number of Units as may be required to be issued pursuant to any adjustment required to be made by the provisions of section 4.7 hereof on the terms and subject to the conditions herein provided, are hereby created and authorized for issue at a price of $0.75 for each Special Warrant.

(b)

Certification of Special Warrants: Upon the issue of the Special Warrants and upon receipt of the issue price therefor, Special Warrant Certificates shall be executed by the Corporation and delivered to the Trustee, certified by the Trustee upon the Written Order of the Corporation and delivered by the Trustee to the Corporation or to the order of the Corporation pursuant to a Written Direction of the Corporation, without any further act of or formality on the part of the Corporation and without the Trustee receiving any consideration therefor.

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2.2	Terms of Special Warrants

(a)

Conversion Terms: Subject to subsection 2.2(c) and section 4.7 hereof, each Special Warrant issued hereunder will entitle the holder thereof, upon the conversion thereof in accordance with the provisions of Article Four hereof, and without payment of any additional consideration, to be issued:

(i)

one Unit, each Unit consisting of one Unit Share and one Unit Half-Warrant, with each two Unit Half-Warrants entitling the holder to purchase one Warrant Share at the price of $1.10 for a period of 60 months from the date of issuance of the Special Warrants, subject to adjustment in accordance with the provisions of the Warrant Indenture; or

		(ii)	if the Qualification Date has not occurred prior to the Penalty Deadline, one Unit and the Liquidity Incentive.

(b)

Liquidity Incentive: Notwithstanding anything to the contrary contained herein (i) the total Liquidity Incentive payable to the holder shall not exceed: (a) in any given month, 1% of the aggregate Purchase Price paid by the holder for the Special Warrants; and (b) an aggregate amount equal to 12% of the aggregate Purchase Price paid by the holder for the Special Warrants; the Liquidity Incentive shall be payable at the end of each month (each a “Liquidity Incentive Payment Date”), and shall be subject to “gross up” to compensate for the impact of withholding taxes, if applicable, and (ii) to the extent that the registration by the Corporation of any or all of the Registerable Securities pursuant to the Registration Statement is prohibited (in this section, the “Non-Registered Securities”) as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 under the 1933 Act and the Corporation has registered at such time the maximum number of Registerable Securities permissible upon consultation with the SEC, then the Liquidity Incentive described herein shall not be applicable to such Non-Registered Securities. The above-mentioned “gross up” amount, which may become payable to the holder pursuant to this subsection 2.2, shall be returned to the Corporation to the extent of any tax credit or other form of refund or credit received by or credited to the holder subsequent to the date of any such payment in connection with the Liquidity Incentive, provided that such tax credit or refund was directly connected to the payment representing such “gross up”.

(c)

Purchase by Corporation: The Corporation may from time to time purchase Special Warrants by private agreement or otherwise, any such purchase may be made in such manner, from such persons, at such prices and on such terms as the Corporation in its sole discretion may determine. Special Warrant Certificates representing Special Warrants purchased by the Corporation pursuant to this subsection 2.2(c) shall be surrendered to the Trustee for cancellation and shall be accompanied by a Written Direction of the Corporation to cancel the Special Warrants represented thereby.

2.3	Form of Special Warrant Certificates

(a)

Form: The Special Warrant Certificates (including the certificate of the Trustee endorsed thereon) will be substantially in the form of the certificate attached hereto as Schedule A, will be dated as of the date hereof (regardless of the actual dates of their issue), will bear such distinguishing letters and numbers as the Corporation,

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with the approval of the Trustee, may prescribe and such legends as permitted under this Indenture and will be issuable in any whole number denomination.

(b)

Production: The Special Warrant Certificates may be engraved, lithographed or printed (the expression "printed" including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Corporation may determine.

(c)

Legends: Certificates representing Special Warrants, as well as all certificates issued in exchange for or in substitution of such certificates representing Special Warrants, shall bear the following legends

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 5, 2007, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.";

(d)

Additional United States Legend (U.S. Persons and Persons in the United States): Certificates representing Special Warrants originally issued to a U.S. Purchaser, as well as all certificates issued in exchange for or in substitution of such certificates representing Special Warrants, shall bear the following additional legend:

“THIS SPECIAL WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”;

(e)

Additional United States Legend (Non-U.S. Persons and Persons Outside the United States): Certificates representing Special Warrants originally issued to a Person other than a Person described in subsection 2.3(d), as well as all certificates issued in exchange for or in substitution of such certificates representing Special Warrants, shall bear the following additional legend:

“THIS SPECIAL WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR

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PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”;

(f)

The Trustee agrees to use its reasonable best efforts to remove the U.S. legend within three Business Days (excluding weekends and holidays) of receipt of documentation acceptable to the Corporation in respect thereof.

	(g)	Rights: Each Special Warrant shall entitle the holder thereof to such other rights and privileges which are set forth in this Indenture.

2.4	Signing of Special Warrant Certificates

(a)

Signing Officers: The Special Warrant Certificates shall be signed by any one officer of the Corporation or any one director or by any other individual to whom such signing authority is delegated by the directors from time to time.

(b)

Signatures: The signature of any officer of the Corporation or director or any individual referred to in subsection 2.4(a) hereof may be a manual signature, engraved, lithographed or printed in facsimile and Special Warrant Certificates bearing such facsimile signature will, subject to section 2.5 hereof, be binding on the Corporation as if they had been manually signed by such officer of the Corporation or director or individual.

(c)

No Longer Officer: Notwithstanding that any individual whose manual or facsimile signature appears on a Special Warrant Certificate as one of the officers of the Corporation or directors referred to in subsection 2.4(a) hereof no longer holds the same or any other office with, or is no longer a director of, the Corporation at the date of issue of any Special Warrant Certificate or at the date of certification or delivery thereof, such Special Warrant Certificate will, subject to section 2.5 hereof, be valid and binding on the Corporation.

2.5	Certification by Trustee

(a)

Certification: No Special Warrant Certificate will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Trustee substantially in the form of the certificate attached hereto as Schedule A or in such other form as may be approved by the Trustee. The certification by the Trustee on a Special Warrant Certificate will be conclusive evidence as against the Corporation that such Special Warrant Certificate has been issued hereunder and that the holder thereof is entitled to the benefits hereof.

(b)

Certification No Representation: The certification by the Trustee on any Special Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or such Special Warrant Certificate (except the due certification thereof) or as to the performance by the Corporation of the obligations thereof under this Indenture, and the Trustee shall in

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no respect be liable or answerable for the use made of any Special Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

2.6	Special Warrants to Rank Pari Passu

All Special Warrants will rank pari passu, whatever may be the actual dates of issue of the Special Warrant Certificates by which they are represented.

2.7	Issue in Substitution for Lost Certificates, Etc.

(a)

Substitution: If any Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to subsection 2.7(b) hereof, will issue, and thereupon the Trustee will certify and deliver, a new Special Warrant Certificate of like denomination and tenor and bearing the applicable legends as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated certificate or in lieu of and in substitution for such lost, destroyed or stolen certificate and the Special Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Special Warrants issued or to be issued hereunder.

(b)

Cost of Substitution: The applicant for the issue of a new Special Warrant Certificate pursuant to this section 2.7 shall bear the reasonable cost of the issue thereof and, in the case of loss, destruction or theft, shall as a condition precedent to the issue thereof:

(i)

furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate to be replaced as is satisfactory to the Corporation and to the Trustee in their discretion, acting reasonably;

		(ii)	if so requested, furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and to the Trustee in their discretion, acting reasonably; and

		(iii)	if so requested, pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.8	Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered to the Trustee in accordance with the provisions of this Indenture will be cancelled by the Trustee and, if requested in writing by the Corporation, the Trustee will furnish the Corporation with a cancellation certificate identifying each Special Warrant Certificate so cancelled, the number of Special Warrants represented thereby and the number of Common Shares, if any, issued pursuant to such Special Warrants.

2.9	Special Warrantholder not a Shareholder

Except as provided in sections 4.7 and 5.1(m), nothing in this Indenture or in the holding of a Special Warrant represented by a Special Warrant Certificate, or otherwise, shall, in itself, be construed as conferring on any Special Warrantholder any right or interest whatsoever as a shareholder of the

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Corporation, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of shareholders.

ARTICLE 3
REGISTRATION, TRANSFER AND OWNERSHIP OF SPECIAL WARRANTS AND
EXCHANGE OF SPECIAL WARRANT CERTIFICATES

3.1	Registration and Transfer of Special Warrants

	(a)	Register: The Corporation will cause to be kept by the Trustee at the principal office in Vancouver, British Columbia of the Trustee:

		(i)	a register of holders in which shall be entered the names and addresses of the holders of Special Warrants and particulars of the Special Warrants held by them; and

		(ii)	register of transfers in which all transfers of Special Warrants and the date and other particulars of each transfer shall be entered.

(b)

Transfer: Subject to subsection 3.1(c) no transfer of any Special Warrant will be valid unless entered on the register of transfers referred to in subsection 3.1(a) hereof, or on any branch register maintained pursuant to subsection 3.1(h) hereof, upon surrender to the Trustee of the Special Warrant Certificate representing such Special Warrant, with a properly completed transfer form in substantially the form attached to the Special Warrant Certificate executed by the registered holder or the executors, administrators or other legal representatives thereof or the attorney thereof duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, acting reasonably, and, upon compliance with such requirements and such other reasonable requirements as the Trustee may prescribe, such transfer will be duly noted on one of such registers by the Trustee.

(c)

Certain Transfers: If the Special Warrant Certificate surrendered pursuant to subsection 3.1(b) hereof bears the legend set forth in subsection 2.3(d) or subsection 2.3(e) hereof and the holder thereof is selling Special Warrants represented thereby in compliance with the requirements of Rule 144 under the U.S. Securities Act, such legend may be removed by delivery to the Trustee and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. A Special Warrant may also be transferred otherwise than pursuant to Rule 144 under the U.S. Securities Act absent registration under the U.S. Securities Act or applicable state securities laws pursuant to an available exemption from such registration requirements, if the Trustee and the Corporation are provided with an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to such effect; provided that the Special Warrant Certificate issued to the transferee shall bear such legend or legends as the Corporation may, on the advice of counsel, direct.

(d)

Register of Transfers: The transferee of any Special Warrant will, after surrender to the Trustee of the Special Warrant Certificate representing such Special Warrant as required by subsection 3.1(b) hereof and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the

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register of holders referred to in subsection 3.1(a) hereof, or on any branch register of holders maintained pursuant to subsection 3.1(h) hereof, as the owner of such Special Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Special Warrant, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

(e)

Refusal of Registration: The Corporation shall be entitled, and may direct the Trustee, to refuse to recognize any transfer, or enter the name of any transferee, of any Special Warrant on the registers referred to in subsection 3.1(a) hereof or on any branch register maintained pursuant to subsection 3.1(h) hereof if such transfer would constitute a violation of the securities laws of any jurisdiction or the instruments, rules, regulations or policies of any regulatory authority (including any stock exchange upon which the Common Shares may listed and posted for trading) having jurisdiction.

(f)

No Notice of Trusts: Subject to applicable law, neither the Corporation nor the Trustee will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant, and may transfer any Special Warrant on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(g)

Inspection: The registers referred to in subsection 3.1(a) hereof, and any branch register maintained pursuant to subsection 3.1(h) hereof, will at all reasonable times be open for inspection by the Corporation, the Agent and any Special Warrantholder. The Trustee will from time to time when requested to do so in writing by the Corporation or any Special Warrantholder (upon payment of the reasonable charges of the Trustee) furnish the Corporation or such Special Warrantholder with a list of the names and addresses of holders of Special Warrants entered on such registers and showing the number of Special Warrants held by each such holder.

(h)

Location of Registers: The Corporation may at any time and from time to time change the place at which the registers referred to in subsection 3.1(a) hereof are kept, cause branch registers of holders or transfers to be kept, in each case subject to the approval of the Trustee, at other places and close such branch registers or change the place at which such branch registers are kept. Notice of all such changes or closures shall be given by the Corporation to the Trustee, the Agent and to the holders of Special Warrants in accordance with section 10.2 hereof.

3.2	Exchange of Special Warrant Certificates

(a)

Exchange: One or more Special Warrant Certificates may at any time prior to the Time of Expiry, on compliance with the reasonable requirements of the Trustee, be exchanged for one or more Special Warrant Certificates of different denominations representing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

(b)

Place of Exchange: Special Warrant Certificates may be exchanged only at the principal office in Vancouver, British Columbia of the Trustee or at any other place designated by the Corporation with the approval of the Trustee.

14.

(c)	Cancellation: Any Special Warrant Certificate tendered for exchange pursuant to this section 3.2 shall be surrendered to the Trustee and cancelled.

(d)

Execution: The Corporation will sign all Special Warrant Certificates in accordance with section 2.4 hereof necessary to carry out exchanges pursuant to this section 3.2 and such Special Warrant Certificates will be certified by the Trustee.

(e)	Special Warrant Certificates: Special Warrant Certificates exchanged for Special Warrant Certificates that bear any of the legends set forth in section 2.3 hereof shall bear the same legends.

3.3	Charges for Transfer or Exchange

A charge will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the transfer of any Special Warrant or the exchange of any Special Warrant Certificate.

3.4	Ownership of Special Warrants

(a)

Owner: The Corporation and the Trustee may deem and treat the person in whose name any Special Warrant is registered as the absolute owner of such Special Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Trustee will not be affected by any notice or knowledge to the contrary, except as may otherwise be set forth herein or as required by statute or by order of a court of competent jurisdiction.

(b)

Rights of Registered Holder: The registered holder of any Special Warrant will be entitled to the rights represented thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the issue and delivery to any such registered holder of the Units issuable pursuant thereto and the payment of the Liquidity Incentive, if applicable, will be a good discharge to the Corporation and the Trustee therefor, and neither the Corporation nor the Trustee will be bound to inquire into the title of any such registered holder.

ARTICLE 4
CONVERSION OF SPECIAL WARRANTS AND PAYMENT OF LIQUIDITY INCENTIVE

4.1	Conversion by Holder

(a)

Conversion: Subject to the limitation set forth in subsection 4.1(b) hereof and section 4.7 hereof, the holder of any Special Warrant may at any time after the Penalty Deadline but prior to the Time of Expiry exercise the right thereby conferred to be issued Units by surrendering to the Trustee at the principal office in Vancouver, British Columbia, of the Trustee, or to any other person or at any other place designated by the Corporation with the approval of the Trustee, during normal business hours on a Business Day at such place, the Special Warrant Certificate representing such Special Warrant, with a completed and executed notice of conversion substantially in the form attached to such Special Warrant Certificate.

15.

(b)

Surrender: Any Special Warrant Certificate with a completed and executed notice of conversion referred to in subsection 4.1(a) hereof will be deemed to have been surrendered to the Trustee only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee or one of the other persons at the office or one of the other places specified in subsection 4.1(a) hereof.

(c)

Notice of Conversion: Any notice of conversion referred to in subsection 4.1(a) hereof must be signed by the Special Warrantholder, or the executors, administrators or other legal representatives thereof or the attorney thereof duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, acting reasonably, and, if any Units thereby issuable are to be issued to a person or persons other than the Special Warrantholder, must specify the name or names and the address or addresses of each such person or persons and the number of Units to be issued to each such person if more than one is so specified (and, in this case, the signature appearing on the notice of conversion must be signature guaranteed by a Schedule 1 Canadian chartered bank or a member of a recognized securities transfer agents medallion program, with the stamp affixed thereon bearing the actual words "signature guarantee" or "signature medallion guaranteed" and otherwise be in accordance with industry standards).

(d)

Conversion of Less than All: The holder of any Special Warrants may exercise his right to acquire a number of Units less than the aggregate number which the holder is entitled to acquire pursuant to the surrendered Special Warrant Certificate(s). In the event of any conversion of a number of Special Warrants less than the number which the holder is entitled to convert, the holder of the Special Warrants upon such conversion shall, in addition, be entitled to receive, without charge therefor, a new Special Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate(s) and which were not then converted.

4.2	Conversion by Trustee

(a)

Conversion by Trustee: If any Special Warrant has not been converted pursuant to section 4.1 hereof prior to the Time of Expiry, such Special Warrant will be converted by the Trustee for and on behalf of the holder thereof and, without any action on the part of the holder thereof (including the surrender of any Special Warrant Certificate), the Special Warrants shall be deemed to have been converted into Units immediately prior to the Time of Expiry in accordance with section 4.1 hereof.

(b)

Rights on Conversion by Trustee: The holder of any Special Warrant converted pursuant to subsection 4.2(a) hereof shall have no further rights as a Special Warrantholder except to receive the certificates representing the Unit Shares and Unit Half-Warrants issued upon the conversion thereof to such holder in accordance with sections 4.3 and 4.4 hereof.

	(c)	Direction of Trustee: The holders of Special Warrants hereby irrevocably authorize and direct the Trustee to convert the Special Warrants thereof pursuant to subsection 4.2(a) hereof.

16.

4.3	Effect of Conversion

(a)

Effect of Conversion: Upon the conversion of any Special Warrants in accordance with section 4.1 or 4.2 hereof, the Unit Shares and Unit Half-Warrants thereby issuable will be deemed to have been issued, and the person or persons to whom such Unit Shares and Unit Half-Warrants are to be issued will be deemed to have become the holder or holders of record thereof, on the Conversion Date, unless the transfer registers maintained by or on behalf of the Corporation for the Unit Shares and Unit Half-Warrants are closed on that date, in which case such Unit Shares and Unit Half- Warrants will be deemed to have been issued, and such person or persons will be deemed to have become the holder or holders of record thereof, on the date on which such transfer registers are reopened, but such Unit Shares and Unit Half-Warrants will be issued on the basis of the number of Unit Shares and Unit Half-Warrants to which such person or persons were entitled on the Conversion Date. The certificates representing the Unit Shares and Unit Half-Warrants which are issued to a holder of Special Warrants upon the conversion of Special Warrants by the Trustee pursuant to subsection 4.2(a) hereof shall be issued in the name of such holder.

(b)

Mailing of Certificates: Within three Business Days after the Conversion Date, the Trustee shall mail to the person or persons in whose name or names the Unit Shares and Unit Half-Warrants thereby issued have been issued, at the respective addresses thereof, or, if so specified, deliver to such person or persons at the place where a Special Warrant Certificate representing Special Warrants was surrendered, certificates representing the Unit Shares and Unit Half-Warrants so issued.

(c)

Issue to Other than Holder: If any Unit Shares and Unit Half-Warrants issuable pursuant to any Special Warrants are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Corporation an amount equal to all exigible transfer taxes or other government charges, and neither the Corporation nor the Trustee shall be required to issue or deliver any certificates representing any such Unit Shares and Unit Half-Warrants unless or until such amount has been so paid or the Special Warrantholder has established to the satisfaction of the Corporation in its discretion, acting reasonably, that such taxes and charges have been paid or that no such taxes or charges are owing.

4.4	No Fractional Units

(a)

The Corporation will not, whether pursuant to an adjustment in accordance with section 4.7 hereof or under any other circumstance, be obligated after the aggregation of the number of Unit Shares and Unit Half-Warrants to be issued to each holder of Special Warrants to issue any fraction of a Unit Share or Unit Half-Warrant on the conversion of Special Warrants. If a holder of Special Warrant would otherwise be entitled to a fractional Unit Share or Unit Half-Warrant pursuant to the Special Warrants, the number of Unit Shares and Unit Half-Warrants to be issued shall be rounded down to the next whole number, and the holder of such Special Warrants shall not be entitled to any cash compensation in respect of such fraction.

(b)

For the purpose of subsection 4.4(a), in the case of a holder of Special Warrants exercising Special Warrants represented by more than one Special Warrant Certificate, the fractional interest of such holder shall be the fractional interest of a Unit Share and Unit Half-Warrant such Special Warrantholder would otherwise be

17.

entitled to receive if the Special Warrants being exercised were represented by one Special Warrant Certificate.

4.5	Recording

The Trustee will record the particulars of each Special Warrant converted, which particulars will include the name and address of each person to whom Units are thereby issued, the number of Units so issued and the Conversion Date in respect thereof. Within three Business Days after each Conversion Date, the Trustee will provide such particulars in writing to the Corporation.

4.6	Securities Restrictions

(a)

General: No Units will be issued pursuant to the conversion of any Special Warrant if the issue of such Units would constitute a violation of the securities laws of the applicable jurisdiction and, without limiting the generality of the foregoing, the certificates representing the Unit Shares, Unit Half-Warrants and Warrant Shares thereby issued will bear such legend or legends as may, in the opinion of counsel to the Corporation, be necessary or advisable in order to avoid a violation of any securities laws of any jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares are then listed, provided that if, at any time, in the opinion of counsel to the Corporation, such legend or legends are no longer necessary or advisable in order to avoid a violation of any such laws or requirements, or the holder of any such legended certificate, at the expense thereof, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Unit Half- Warrants, if transferable, Unit Shares and Warrant Shares in a transaction in which such legend or legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend or legends.

(b)

Canadian Legends: Certificates representing Unit Shares and Unit Half-Warrants issued upon the conversion of Special Warrants and without the British Columbia Securities Commission, as the principal regulator under National Policy 43-201 and the MRRS, having issued a decision document evidencing that each of the Securities Commissions has issued a receipt for the Final Prospectus, shall bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 5, 2007 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.".

(c)

U.S. Legends (U.S. Persons and Persons in the United States): If the Special Warrant Certificate representing the Special Warrants converted in accordance with this article four bears the legend set forth in subsection 2.3(d) hereof, then any certificate representing Unit Shares and Unit Half-Warrants issued upon the conversion thereof, shall bear the following legend:

18.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

provided that, if any such Unit Shares or Unit Half-Warrants are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent for the Unit Shares or Unit Half-Warrants and the Corporation of any opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(d)

U.S. Legends (Non-U.S. Persons and Persons Outside the United States): If the Special Warrant Certificate representing the Special Warrants converted in accordance with this article four bears the legend set forth in subsection 2.3(e) hereof, then any certificate representing Unit Shares and Unit Half-Warrants issued upon the conversion thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

provided that, if any such Unit Shares or Unit Half-Warrants are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent for the Unit Shares or Unit Half-Warrants and the Corporation of any opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

4.7	Adjustments

(a)

Adjustment: The rights of the holder of any Special Warrant, including the number of Units issuable upon the conversion or deemed conversion of such Special Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this section.

19.

(b)	The Share Rate in effect at any date will be subject to adjustment from time to time as follows:

(i)

Share Reorganization: If, and whenever at any time during the Adjustment Period, the Corporation shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of shares, (B) reduce, consolidate or combine the outstanding Common Shares into a lesser number of shares, or (C) issue Common Shares (or securities convertible or exchangeable into Common Shares) to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, then, in each such event, the Share Rate will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Share Rate in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event (including Common Shares into which such convertible or exchangeable securities by way of stock dividend may be issued). Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under this section 4.7.

(ii)

Rights Offering: If, and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such issue, then, in each such case, the Share Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Share Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number arrived at when (A) either the product of (1) the number of Common Shares offered for subscription and (2) the price at which those Common Shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Common Shares for or into which the convertible or exchangeable securities so offered pursuant to the rights offering may be converted or exchanged, as the case may be, is divided by (B) the Current Market Price on the record date, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or

20.

more such record dates or record dates referred to in clause 4.7(b)(iii) hereof are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)

Distribution: If, and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets or the Corporation (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the record date for such issue or distribution to acquire Common Shares or securities exchangeable for or convertible into Common Shares at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares, of at least 95% of the Current Market Price of the Common Shares on such record date), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case, the Share Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Share Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in clause 4.7(b)(ii) hereof are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

21.

(c)

Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described in subsection 4.7(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation, trust, partnership or other entity resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation, or (C) any sale, conveyance, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of any Special Warrant which is thereafter exchanged will be entitled to receive, and shall accept, in lieu of the number of Units to which such holder was theretofor entitled upon such exchange, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date of such event in (A), (B) or (C), such holder had been the registered holder of the number of Units to which such holder was theretofor entitled upon such conversion or exchange. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection 4.7(c) with respect to the rights and interests thereafter of the holders of Special Warrants to the end that the provisions set forth in this subsection 4.7(c) will thereafter correspondingly be made applicable, as nearly as may reasonably be, in the relation to any shares or other securities or property thereafter deliverable upon the exercise of any Special Warrant. Any such adjustments will be set forth in an indenture supplemental hereto with the successor to the Corporation or such corporation or other entity, as applicable, contemporaneously with such reclassification, consolidation, amalgamation, arrangement, merger, other form of business combination or other event and which supplemental indenture shall be approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment and such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this section 4.7 and which shall apply to successive reclassifications, reorganizations, amalgamations, mergers, other forms of business combination or other events. The Corporation, its successor or such corporation or other entity, as the case may be, shall also, prior to or contemporaneously with any such event, enter into a supplemental indenture substantially in the form of the Warrant Indenture with respect to the rights and interest thereafter of the holders of the Warrants such that the provisions set forth in the Warrant Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with any shares or other securities or property to which the holders of the Warrants would be entitled on exercise of acquisition rights thereunder.

(d)

Deferral of Adjustment: In any case in which section 4.7(b) shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the holder of any Special Warrant exchanged after such record date or effective date and before the occurrence and consummation of such event the additional Units or other securities or property issuable upon such exchange by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to such holder an appropriate

22.

instrument evidencing such holder’s right to receive such additional Units or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Units or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Conversion Date or such later date as such holder would, but for the provisions of this subsection, have become the holder of record of such additional Units or of such other securities or property pursuant to subsection 4.3(a) hereof.

(e)

Adjustments Cumulative: The adjustments provided for in this section 4.7 (in both the number of Common Shares and of securities to be received on an exercise of the Special Warrants) are cumulative, shall, in the case of any adjustment to the Share Rate, be computed to the nearest one one-hundredth of a Unit and will apply (without duplication) to successive subdivisions, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this section 4.7, provided that, notwithstanding any other provision of this section, no adjustment of the Share Rate will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Share Rate then in effect (provided, however, that any adjustment which by reason of this subsection 4.7(e) is not required to be made will be carried forward and taken into account in any subsequent adjustment), (ii) if, in respect of any event described in this section 4.7 (other than the events referred to in clauses (A) and (B) of clause 4.7(b)(i) hereof and in subsection 4.7(c) hereof), the holders of Special Warrants are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, with the necessary changes, as if the Special Warrants had been exercised prior to or on the effective date of or record date for such event, (iii) in respect of any Common Shares issuable or issued pursuant to any stock option or any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation or of Subsidiaries of the Corporation, or (iv) in respect of any Units issuable or issued pursuant to the conversion of Special Warrants. After any adjustment pursuant to this section 4.7, the term "Units” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Special Warrantholder is entitled to receive upon the exercise of its Special Warrant, and the number of Units indicated by any exercise made pursuant to a Special Warrant shall be interpreted to mean the number of Units or other property or securities a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Special Warrant;

(f)

Resolution of Questions: If any question arises with respect to the adjustments provided in this section 4.7, such question shall be conclusively determined by the Corporation’s auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation and is acceptable to the Trustee. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee and the Special Warrantholders.

(g)

Other Actions: If, and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting or relating to the Common Shares, other than any action described in this section 4.7, which in the opinion of the directors would prejudicially affect the rights of holders of Special Warrants, the Share Rate

23.

will be adjusted by the directors in such manner, if any, and at such time, as the directors may reasonably determine to be equitable in the circumstances to such holders.

(h)

Additional Actions: As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Special Warrants, the Corporation will take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation, or any successor to the Corporation or successor to the undertaking or assets of the Corporation, will have unissued and reserved in its authorized capital and will be obligated to and may validly and legally issue all the Unit Shares, Unit Half-Warrants, Warrant Shares or other securities or property which the holders of Special Warrants would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

(i)

Notice to Trustee: The Corporation covenants with the Trustee that at least ten Business Days before the earlier of the effective date of or record date for any event referred to in this section 4.7 that requires or might require an adjustment in any of the rights under the Special Warrants, the Corporation shall:

	(i)	file with the Trustee a Certificate of the Corporation specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

	(ii)	give notice to the Special Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required, in accordance with subsection 10.2(a) hereof.

Such notice shall set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will:

	(iii)	file with the Trustee a Certificate of the Corporation showing the computation of such adjustment; and

	(iv)	give notice to the Special Warrantholders of such adjustment in accordance with subsection 10.2(a) hereof.

Where a notice pursuant to this subsection 4.7(i) has been given, the Trustee shall be entitled to act and rely on any adjustment calculation of the Corporation or of the Corporation’s auditors.

(j)	Duty of Trustee: The Trustee shall not:

(i)

at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment in the Share Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment;

	(ii)	be accountable with respect to the validity or value (or the kind or amount) of any Unit Shares, Unit Half-Warrants, Warrant Shares or of any shares or other

24.

securities or property which may at any time be issued or delivered upon the exercise of any Special Warrant; or

(iii)

be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Unit Shares, Unit Half-Warrants, Warrant Shares or share or warrant certificates upon the surrender of any Special Warrants for the purpose of exercise, or to comply with any of the covenants contained in this section.

(k)

Adjustments in Respect of Warrants: In the event that, at any time prior to the issue of Warrants in accordance with the Warrant Indenture in the circumstances required under this Indenture, there shall have occurred one or more events which, if any Warrant was outstanding, would require an adjustment or adjustments thereto or to the exercise price thereof in accordance with the provisions of the Warrant Indenture, then, notwithstanding anything to the contrary herein and notwithstanding that no Warrants may be outstanding at the applicable time under the Warrant Indenture, at the time of the issue of Warrants upon the conversion of Subscription Receipts, the same adjustment or adjustments in accordance with the adjustment provisions of the Warrant Indenture shall be made to the Warrants issuable upon the conversion of Subscription Receipts, mutatis mutandis, as if such Warrants were outstanding and governed by the Warrant Indenture upon the occurrence of such event or events.

4.8	Payment of Liquidity Incentive

(a)

Upon the occurrence of the Liquidity Incentive becoming payable pursuant to section 2.2(b), the Corporation will on the applicable Liquidity Incentive Payment Date, deliver to the Trustee a certified cheque or wire transfer in the amount of Liquidity Incentive so due and payable.

(b)

Upon receipt from the Corporation funds representing the payment of all or a portion of the Liquidity Incentive which may become payable pursuant to section 2.2(a)(ii), the Trustee shall, within five Business Days deliver by cheque to each registered holder of Special Warrants at the registered address thereof, the Liquidity Incentive payable to the holder of the Special Warrants.

ARTICLE 5
COVENANTS

5.1	General Covenants

The Corporation represents, warrants and covenants with the Trustee that so long as any Special Warrants remain outstanding:

(a)

the Corporation is duly authorized to create and issue the Special Warrants and, when issued and countersigned as herein provided, they will be valid and enforceable against the Corporation in accordance with the terms herein;

(b)	Maintenance: The Corporation will use its commercially reasonable efforts to at all times maintain its corporate existence and keep or cause to be kept proper books of

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account in accordance with generally accepted accounting principles in the United States or Canada.

(c)

Reservation of Common Shares: The Corporation will reserve and conditionally allot for the purpose and keep available sufficient unissued Common Shares to enable it to satisfy its obligations on the conversion of the Special Warrants and the exercise of the Unit Half-Warrants.

(d)

Issue of Units: The Corporation will cause the Unit Shares, Unit Half-Warrants and Warrant Shares from time to time issued pursuant to the conversion of the Special Warrants, and the certificates representing such Unit Shares, Unit Half-Warrants and Warrant Shares, to be issued and delivered in accordance with the provisions of this Indenture and the terms hereof and all Unit Shares that are issued on the conversion of the Special Warrants and Warrant Shares that are issued upon the exercise of the Unit Half-Warrants will be fully paid and non-assessable shares.

(e)

Open Registers: The Corporation will cause the Trustee to keep open the registers of holders and registers of transfers referred to in section 3.1 hereof as required by such section and will not take any action or omit to take any action which would have the effect of preventing the Special Warrantholders from converting any of the Special Warrants or receiving any of the Units issued upon such conversion.

(f)

Filings: The Corporation will make all requisite filings, including filings with appropriate securities commissions and stock exchanges, in connection with the conversion of the Special Warrants and the issue of the Units in connection therewith.

(g)	Reporting: The Corporation shall file within the time required by the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder:

	(i)	annual reports on Form 10-K or Form 10-KSB, as applicable;

	(ii)	quarterly reports on Form 10-Q or Form 10-QSB, as applicable;

	(iii)	current reports on Form 8-K; and

	(iv)	such other reports and documents as may be required thereunder.

(h)

Notice of Receipt: Upon the issuance of a receipt therefor, the Corporation will send or cause to be sent to each Special Warrantholder a commercial copy of the Final Prospectus and written notice specifying the date that the Special Warrants expire and such notice shall be sent within three Business Days after the date on which the receipt is issued by the last of the Securities Commissions.

(i)

Notice of Penalty Deadline: If the Qualification Date has not occurred on or prior to the Penalty Deadline, the Corporation shall send or cause to be sent to the Trustee and to each registered holder of Special Warrants a written notice advising that such holder has the right to receive, upon the subsequent conversion thereof, one Unit and the Liquidity Incentive pursuant to each Special Warrant and such notice shall be sent within three Business Days after the Penalty Deadline.

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(j)

General Performance: Generally, the Corporation, using reasonable commercial efforts, will well and truly perform and carry out all acts and things to be done by it as provided in this Indenture or in order to consummate the transactions contemplated hereby and it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Trustee may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Indenture.

(k)

Reporting Issuer Status: It will use its commercially reasonable efforts to maintain its status as a reporting issuer or equivalent not in default, and not be in default in any material respect of the applicable requirements of, the applicable securities laws of the applicable jurisdiction of Canada, provided that the foregoing shall apply from the date that the Corporation becomes a reporting issuer in a jurisdiction of Canada.

(l)

Filing Final Prospectus: The Corporation shall use its commercially reasonable best efforts to file and cause the British Columbia Securities Commission, as the principal regulator under National Policy 43-201 and the MRRS, to issue a decision document evidencing that each of the Securities Commissions has issued a receipt for the Final Prospectus as soon as practicable and, in any event, prior to the Penalty Deadline.

(m)

It will provide to Special Warrantholders copies of all documentation required to be provided by applicable law to registered holders of Common Shares, as if such Special Warrantholders were registered shareholders of the Corporation.

(n)

It will give written notice to the Trustee and each Special Warrantholder specifying the particulars of each payment or distribution made in accordance with section 4.7 within three Business Days of such payment or distribution.

Any notices or deliveries required to be provided to holders of Special Warrants hereunder shall be sent by prepaid mail or delivery to each holder of Special Warrants at the address of such holder appearing on the register of Special Warrants maintained hereunder.

5.2	Remuneration and Expenses of Trustee

The Corporation will pay to the Trustee from time to time reasonable remuneration for the services of the Trustee hereunder and will, on the request of the Trustee, pay to or reimburse the Trustee for all reasonable expenses, disbursements and advances made or incurred by the Trustee in the administration or execution of the duties and obligations hereof (including reasonable compensation and disbursements of its counsel and other advisers and assistants not regularly in the employment thereof), both before any default hereunder and thereafter until all duties of the Trustee hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from gross negligence, wilful misconduct or bad faith of the Trustee.

5.3	Securities Qualification Requirements

(a)

If, in the opinion of counsel, any instrument is required to be filed with, or any permission is required to be obtained from any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Units which a Special Warrantholder is entitled to acquire pursuant to the conversion of any Special Warrant may properly and legally be issued upon due conversion

27.

thereof, the Corporation covenants that, using its commercially reasonable best efforts, it will promptly take such required action.

(b)

Notice of Qualification Date: The Corporation will, no later than one Business Day after the Qualification Date, give notice of the Qualification Date, together with a copy of the MRRS receipt for the Final Prospectus and confirmation of any adjustments pursuant to section 4.7, to the Trustee and the Agent and the Corporation will give, or cause the Trustee to give, notice of the Qualification Date to the holders of Special Warrants no later than three Business Days after receipt by the Trustee of such notice from the Corporation.

5.4	Notice of Issue

The Corporation will give written notice of and make all requisite filings respecting the issue of securities pursuant to the exercise of any Special Warrants, in such detail as may be required, to each securities commission, stock exchange, or similar regulatory authority in each jurisdiction in Canada and the United States in which there is legislation or regulations requiring the giving of any such notice in order that such issue of securities and the subsequent disposition of the securities so issued will not be subject to the prospectus requirements, if any, of such legislation or regulations.

5.5	Performance of Covenants by Trustee

If the Corporation fails to perform any of the obligations thereof under this Indenture, the Trustee may notify the Special Warrantholders of such failure or may itself perform any of such obligations capable of being performed by the Trustee, but will not be bound to do so or to notify the Special Warrantholders that it is so doing. All amounts expended or advanced by the Trustee in so doing will be repayable as provided in section 5.2 hereof. No such performance, expenditure or advance by the Trustee will relieve the Corporation of any default or of its continuing obligations hereunder.

5.6	Accounting

The Trustee shall maintain accurate books, records and accounts of the transactions effected or controlled by the Trustee hereunder and the receipt and disbursement of the Liquidity Incentive and shall provide to the Corporation and the Agent records and statements thereof periodically upon request.

5.7	Payments by the Trustee

In the event that any funds to be disbursed by the Trustee in accordance herewith are received by the Trustee in the form of an uncertified cheque, the Trustee shall be entitled to delay the time for disbursement of such funds hereunder until such uncertified cheque has cleared in the ordinary course the financial institution upon which the same are drawn. The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

ARTICLE 6
ENFORCEMENT

6.1	Suits by Special Warrantholder

All or any of the rights conferred on the holder of any Special Warrant by the terms of the Special Warrant Certificate representing such Special Warrant or of this Indenture may be enforced by such holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred on

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the Trustee to proceed in the name thereof or on behalf of the holders of Special Warrants to enforce each and every provision herein contained for the benefit of the Special Warrantholders.

6.2	Limitation of Liability

The obligations hereunder are not personally binding on, nor will resort hereunder be had to the private property of, any past, present or future director, shareholder, officer, employee or agent of the Corporation, but only the property of the Corporation or any successor entity shall be bound in respect hereof.

ARTICLE 7
MEETINGS OF SPECIAL WARRANTHOLDERS

7.1	Right to Convene Meetings

(a)

Convening of Meeting: The Trustee may at any time and from time to time convene a meeting of Special Warrantholders, and shall do so on receipt of a Written Request of the Corporation or a Special Warrantholders’ Request and on being funded and indemnified to its reasonable satisfaction by the Corporation or by one or more of the Special Warrantholders signing such Special Warrantholders’ Request against the costs which it may incur in connection with calling and holding such meeting.

(b)

Failure to Convene: If the Trustee fails, within ten days after receipt of such written request of the Corporation or Special Warrantholders’ Request, funding and indemnification, to give notice convening a meeting, the Corporation or any of such Special Warrantholders, as the case may be, may convene such meeting.

(c) Place of Meeting: Every such meeting will be held in Vancouver, British Columbia, or such other place as is approved or determined by the Trustee and the Corporation.

7.2	Notice

(a)

Notice: At least 21 days’ notice of any meeting must be given to the Special Warrantholders in the manner provided for in section 10.2, to the Trustee (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it).

(b)

Contents: The notice of the meeting must state the time when and the place where the meeting is to be held and must state briefly the general nature of the business to be transacted thereat, and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this article.

7.3	Chairman

Some person (who need not be a Special Warrantholder) designated in writing by the Trustee, or by the Corporation in the case of a meeting called by the Corporation, will be chairman of the meeting or, if no person is so designated or the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy may choose some person present to be chairman.

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7.4	Quorum

(a)

Quorum: Subject to the provisions of section 7.12 hereof, at any meeting of Special Warrantholders a quorum will consist of Special Warrantholders, present in person or represented by proxy at the commencement of the meeting, who hold in the aggregate not less than 25% of the total number of Special Warrants then outstanding.

(b)

No Quorum: If a quorum of Special Warrantholders is not present within 30 minutes after the time appointed for holding a meeting, the meeting, if convened by Special Warrantholders or on a Special Warrantholders’ Request, will be dissolved, but, subject to section 7.12 hereof, in any other case will stand adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given.

(c)

Adjourned Meeting: At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Special Warrants that they hold.

7.5	Power to Adjourn

The chairman of a meeting at which a quorum of Special Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

7.6	Show of Hands

Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

7.7	Poll

(a)

Extraordinary Resolution: On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Special Warrantholders acting in person or by proxy and holding in the aggregate not less than 5% of the total number of Special Warrants then outstanding, a poll will be taken in such manner as the chairman directs.

(b) Other: Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

7.8	Voting

On a show of hands each person present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholder, or both, will have one vote, and on a poll each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in

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writing will be entitled to one vote in respect of each Special Warrant held by such holder. A proxy need not be a Special Warrantholder.

7.9	Regulations

	(a)	Ability to Make: The Trustee, or the Corporation with the approval of the Trustee, may from time to time make or vary such regulations as it thinks fit:

		(i)	for the form of instrument appointing a proxy, the manner in which it must be executed and verification of the authority of a person who executes it on behalf of a Special Warrantholder;

		(ii)	governing the places at which and the times by which voting certificates or instruments appointing proxies must be deposited;

		(iii)	generally for the calling of meetings of Special Warrantholders and the conduct of business thereof;

(iv)

the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Special Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Special Warrant Certificates specified therein; and

(v)

for the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be sent by mail, telecopier or other means of prepaid, transmitted, recorded communication before the meeting to the Corporation or to the Trustee at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

(b)

Recognition: Except as such regulations provide, the only persons who will be recognized at a meeting as the holders of any Special Warrants, or as entitled to vote or, subject to section 7.10 hereof, to be present at the meeting in respect thereof, will be the registered holders of such Special Warrants or their counsel or persons holding proxies on their behalf.

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7.10	The Corporation and Trustee may be Represented

The Corporation and the Trustee by their respective employees, officers or directors, and the counsel of the Corporation and the Trustee, may attend any meeting of Special Warrantholders, but shall not be entitled to vote thereat, whether in respect of any Special Warrants held by them or otherwise.

7.11	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Special Warrantholders at a meeting shall, subject to section 7.12 have the power, exercisable from time to time by Extraordinary Resolution:

(a)

to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Special Warrantholders or, with the reasonable consent of the Trustee, of the Trustee in its capacity as trustee hereunder or on behalf of the Special Warrantholders against the Corporation, whether such right arises under this Indenture, the Special Warrant Certificates or otherwise, which shall be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any indenture supplemental hereto in connection therewith;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed;

(c)

subject to arrangements as to financing and indemnity satisfactory to the Trustee, to direct or authorize the Trustee to enforce any obligation of the Corporation under this Indenture or to enforce any right of the Special Warrantholders in any manner specified in the Extraordinary Resolution;

(d)	to direct or authorize the Trustee to refrain from enforcing any obligation or right referred to in subsection 7.11(c) hereof;

(e)

to waive and direct the Trustee to waive any default by the Corporation in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

(f)

to appoint a committee with power and authority to exercise, and to direct the Trustee to exercise, on behalf of the Special Warrantholders, such of the powers of the Special Warrantholders as are exercisable by Extraordinary Resolution;

(g)

to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any obligation of the Corporation under this Indenture or to enforce any rights of the Special Warrantholders;

(h)

to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

(i)

to assent to any change in or omission from the provisions contained in the Special Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Special

32.

Warrantholders to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(j)

to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

	(k)	from time to time and at any time to remove the Trustee and appoint a successor, agent or trustee.

7.12	Meaning of "Extraordinary Resolution"

(a)

Meaning: The expression "Extraordinary Resolution" when used in this Indenture means, subject to the provisions of this section and of sections 7.15 and 7.16 hereof, a motion proposed at a meeting of Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article Seven at which there are present in person or by proxy Special Warrantholders holding in the aggregate at least 25% of the total number of Special Warrants then outstanding and passed by the affirmative votes of Special Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Special Warrants represented at the meeting and voted on the motion.

(b)

Quorum: If, at a meeting called for the purpose of considering an Extraordinary Resolution, the quorum required by subsection 7.12(a) hereof is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Special Warrantholders or on a Special Warrantholders’ Request, will be dissolved, but in any other case will stand adjourned to such day, being not less than ten Business Days or more than thirty Business Days later, and to such place and time, as is appointed by the chairman.

	(c)	Notice: Not less than seven Business Days’ notice must be given to the Special Warrantholders of the time and place of such adjourned meeting.

(d)

Form of Notice: The notice must state that at the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(e)

Quorum at Adjourned Meeting: At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened, and a motion proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 7.12(a) hereof will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding in the aggregate 25% of the total number of Special Warrants outstanding may not be present in person or by proxy.

	(f)	Poll: Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

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7.13	Powers Cumulative

Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Special Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time will not prevent the Special Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

7.14	Minutes

Minutes of all resolutions passed and proceedings taken at every meeting of Special Warrantholders will be made and duly entered in books from time to time provided for such purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, will be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed will be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

7.15	Instruments in Writing

Any action that may be taken and any power that may be exercised by Special Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Special Warrantholders who hold in the aggregate not less than 50% of the total number of Special Warrants at the time outstanding or in the case of an Extraordinary Resolution, Special Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Special Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression "Extraordinary Resolution" when used in this Indenture includes a resolution embodied in an instrument so signed.

7.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Special Warrantholders will be binding on all Special Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Special Warrantholders in accordance with section 7.15 hereof will be binding on all Special Warrantholders, whether signatories thereto or not, and every Special Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

7.17	Holdings by the Corporation and Subsidiaries Disregarded

In determining whether Special Warrantholders holding the required total number of Special Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Special Warrantholders’ Request or other action under this Indenture, a Special Warrant held by the Corporation or by a Subsidiary of the Corporation will be deemed to be not outstanding. The Corporation shall provide the Trustee with a certificate of the Corporation providing details of any Special Warrants held by the Corporation or by a Subsidiary of the Corporation upon the written request of the Trustee.

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ARTICLE 8
SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

8.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by the directors) and the Trustee may, subject to the provisions hereof, and will when so directed hereby, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter will form part hereof, for any or all of the following purposes:

(a)	increasing the number of Special Warrants authorized for issue hereunder and the corresponding number of Units to which Special Warrantholders are entitled;

(b)	setting forth any adjustments resulting from the application of the provisions of section 4.7 hereof;

(c)

adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Trustee relying on the advice of counsel prejudicial to the interests of the Special Warrantholders or any of them;

(d)	giving effect to any Extraordinary Resolution passed;

(e)

making such provisions not inconsistent with this Indenture as are necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Common Shares on a stock exchange or over- the-counter market, and are not in the opinion of counsel prejudicial to the interests of the Special Warrantholders;

(f)

adding to, deleting or altering the provisions hereof in respect of the transfer of Special Warrants or the conversion of Special Warrant Certificates, and making any modification in the form of the Special Warrant Certificates that does not affect the substance thereof;

(g)

modifying any provision of this Indenture (including, without limitation, making any modification which increases the number or amount of Units issuable pursuant to the Special Warrants) or relieving the Corporation from any obligation, condition or restriction herein contained, except that no such modification or relief will be or become operative or effective if in the opinion of counsel it would impair any right of the Special Warrantholders or of the Trustee, and the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion will not afford adequate protection to the Trustee when it becomes operative; and

(h)

for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguity, defective or inconsistent provision, error or omission herein, if in the opinion of counsel, the rights of the Trustee and of the Special Warrantholders are not prejudiced thereby.

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8.2	Successor Corporations

In the case of the consolidation, amalgamation, arrangement, merger, other form of business combination or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation or other entity, the successor corporation or other entity resulting from such consolidation, amalgamation, arrangement, merger, other form of business combination or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and will execute and deliver to the Trustee a supplemental indenture and such other instruments as are satisfactory in form to the Trustee and in the opinion of counsel are necessary or advisable to evidence the express assumption by the successor corporation of such obligations.

ARTICLE 9
CONCERNING TRUSTEE

9.1	Trust Indenture Legislation

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail. The Corporation and the Trustee each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2	Rights and Duties of Trustee

(a)

Duty of Trustee: In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent Special Warrant agent would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and, in the absence of any such notice, the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained therein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

(b)

No Relief From Liability: No provision of this Indenture will be construed to relieve the Trustee from liability for its own grossly negligent act, grossly negligent failure to act, wilful misconduct or bad faith.

(c)

Actions: The obligation of the Trustee to commence or continue any act, action or proceeding in connection herewith, including without limitation, for the purpose of enforcing any right of the Trustee or the Special Warrantholders hereunder is on the condition that the Trustee shall have received a Special Warrantholders’ Request specifying the act, action or proceeding which the Trustee is requested to take and, when required by notice to the Special Warrantholders by the Trustee, the Trustee is furnished by one or more Special Warrantholders with sufficient funds to commence

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or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold it harmless against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(d)

Funding: No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified and funded.

(e)

Deposit of Special Warrants: The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Warrantholder at whose instance it is acting to deposit with the Trustee the Special Warrant Certificates held by them, for which certificates the Trustee will issue receipts.

(f)

Restriction: Every provision of this Indenture that relieves the Trustee of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, of this section and of section 9.3 hereof.

9.3	Evidence, Experts and Advisers

(a)

Evidence: In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation will furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Trustee reasonably requires by written notice to the Corporation.

(b)

Reliance by Trustee: In the exercise of any right or duty hereunder the Trustee, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Trustee pursuant to the provisions hereof or of Applicable Legislation or pursuant to a request of the Trustee, if such evidence complies with Applicable Legislation and the Trustee examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(c)

Statutory Declaration: Whenever Applicable Legislation requires that evidence referred to in subsection 9.3(a) hereof be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chairman, President, Chief Financial Officer or Secretary of the Corporation or by any other officer(s) or director(s) of the Corporation to whom such authority is delegated by the directors from time to time. In addition, the Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, direction, instruction, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

	(d)	Experts: The Trustee may employ or retain such counsel, accountants, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and

37.

discharging its rights and duties hereunder and may pay the reasonable remuneration and disbursements for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Trustee. The Trustee may act and rely and shall be protected in acting or not acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by the Corporation or by the Trustee, in relation to any matter arising in the administration of the duties and obligations hereof.

9.4	Documents, Money, Etc. held by Trustee

Any security, document of title or other instrument that may at any time be held by the Trustee subject to the provisions of this indenture hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank.

9.5	Action by Trustee to Protect Interests

The Trustee will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Special Warrantholders.

9.6	Trustee not Required to Give Security

The Trustee will not be required to give any bond or security in respect of the execution of the duties and obligations and powers of this Indenture.

9.7	Protection of Trustee

	(a)	Protection: By way of supplement to the provisions of any law for the time being relating to agents, it is expressly declared and agreed that:

(i)

the Trustee will not be liable for or by reason of, or required to substantiate, any statement of fact, representation or recital in this Indenture or in the Special Warrant Certificates (except the representation contained in section 9.9 hereof or in the certificate of the Trustee on the Special Warrant Certificates or other representation of the Trustee made herein or therein), but all such statements or recitals are and will be deemed to be made by the Corporation;

(ii)

nothing herein contained will impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

		(iii)	the Trustee will not be bound to give notice to any person of the execution hereof;

(iv)

the Trustee will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by the Corporation of any obligation or warranty herein contained or of any act of any director, officer, employee or agent of the Corporation;

38.

(v)

the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and in the Special Warrants and generally may contract and enter into financial transactions with the Corporation or any related corporation without being liable to account for any profit made thereby;

(vi)

the Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof;

(vii)

if the Trustee delivers any cheque as required hereunder, the Trustee shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Trustee, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and, if required by the Trustee, an indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque for the amount of such cheque; and

(viii)	the Trustee will disburse funds in accordance with the provisions hereof only to the extent that funds have been deposited with it.

(b)

Indemnity: In addition to and without limiting any protection of the Trustee hereunder or otherwise by law, the Corporation agrees to indemnify the Trustee, its agents, employees, directors and officers (each an "Indemnified Person"), and save each Indemnified Person harmless from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with the performance by the Trustee of its duties hereunder, except to the extent that such liabilities, suits, damages, costs and actions are attributable to the gross negligence, wilful misconduct or bad faith of the Trustee or an Indemnified Person. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Trustee, discharge of this Indenture and termination of any duties and obligations hereunder.

9.8	Replacement of Trustee

(a)

Resignation: The Trustee may resign and be discharged from all further duties and liabilities hereunder, except as provided in this section, by giving to the Corporation and the Special Warrantholders not less than 60 Business Days notice in writing or, if a new Trustee has been appointed, such shorter notice as the Corporation accepts as sufficient, provided that such resignation and discharge shall be subject to the appointment of a successor thereto in accordance with the provisions hereof.

	(b)	Removal: The Special Warrantholders by Extraordinary Resolution may at any time remove the Trustee and appoint a new Trustee.

(c)

Appointment of New Trustee: If the Trustee so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new Trustee, unless a new Trustee has already been appointed by the Special Warrantholders.

39.

(d)

Failure to Appoint: Failing such appointment by the Corporation, the retiring Trustee or any Special Warrantholder may apply at the expense of the Corporation to the Supreme Court of British Columbia, on such notice as the Court directs, for the appointment of a new Trustee.

(e)

New Trustee: Any new Trustee appointed under this section must be a corporation authorized to carry on the business of a transfer agent or trust company in the Province of British Columbia and, if required by the Applicable Legislation of any other province, in such other province. On any such appointment, the new Trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the transfer of such powers, rights, duties and responsibilities to the new Trustee. Any new Trustee so appointed by the Corporation or by the Court will be subject to removal as aforesaid by the Special Warrantholders and by the Corporation.

(f)	Notice of New Trustee: On the appointment of a new Trustee, the Corporation will promptly give notice thereof to the Special Warrantholders in accordance with subsection 10.2(a) hereof.

(g)

Successor Trustee: A corporation into or with which the Trustee is merged or consolidated or amalgamated, or a corporation succeeding to the business of the Trustee, will be the successor to the Trustee hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Trustee under subsection 9.8(e) hereof.

(h)

Certificates: A Special Warrant Certificate certified but not delivered by a predecessor Trustee may be delivered by the new or successor Trustee in the name of the predecessor Trustee or successor Trustee.

9.9	Conflict of Interest

The Trustee represents to the Corporation that, at the time of the execution and delivery hereof, no material conflict of interest exists between its role as Trustee hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its duties and obligations hereunder.

9.10	Acceptance of Duties and Obligations

The Trustee hereby accepts the duties and obligations in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth. The Trustee accepts the duties and responsibilities under this Indenture solely as custodian, bailee and agent. No trust is intended to be or will be created hereby and the Trustee shall owe no duties hereunder as a trustee.

9.11	Third Party Interests

Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to held by the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not

40.

intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

9.12	Not Bound to Act

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10-day period, then such resignation shall not be effective.

ARTICLE 10
GENERAL

10.1	Notice to the Corporation and Trustee

(a)

Corporation: Unless herein otherwise expressly provided, a notice to be given hereunder to the Corporation or the Trustee will be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by facsimile transmission (if receipt of such transmission is confirmed):

		(i)	If to the Corporation:

Nord Resources Corporation
Suite 203, 1 West Wetmore Road
Tucson, Arizona
United States of America 85705

Attention: John Perry, President and Chief Financial Officer
Facsimile: (520) 292-2068

with a copy to (with such delivery or sending not to be a delivery or sending to the Corporation for purposes of this Indenture):

Lang Michener LLP
1500-1055 West Georgia Street
Vancouver, British Columbia
Canada V6E 4N7

Attention: Stephen Wortley
Facsimile: (604) 685-7084

		(ii)	If to the Agent:

Blackmont Capital Inc.
BCE Place, P.O. Box 779, Suite 2800

41.

181 Bay Street
Toronto, Ontario
Canada M5J 2T3

Attention: Chad Williams
Facsimile: (416) 864-9151

with a copy to (with such delivery or sending not to be a delivery or sending to the Agent for the purpose of this Indenture):

Fraser Milner Casgrain LLP
3900-100 King Street West
Toronto, Ontario
Canada M5X 1B2

Attention: James Clare
Facsimile: (416) 863-4592

and to (with such delivery or sending not to be a delivery or sending to the Agent for the purpose of this Indenture):

Dorsey & Whitney LLP
161 Bay Street
Suite 4310
Toronto, Ontario
M5J 2S1

Attention: Gil Cornblum
Facsimile: (416) 367-7371

(iii)	If to the Trustee:

Computershare Trust Company of Canada
510 Burrard Street, 2nd Floor
Vancouver, British Columbia
Canada V6C 3B9

Attention: Manager, Corporate Trust
Facsimile: (604) 661-9549

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the second Business Day following the day of the mailing of the notice. The original of any document sent by facsimile transmission to the Trustee shall be subsequently mailed to the Trustee.

(b)

Change of Address: The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1(a) hereof of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

42.

(c)

Postal Interruption: If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, a notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed. Any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to such officer.

(d)

Governing Law: This Special Warrant Indenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

10.2	Notice to Special Warrantholders

(a)

Notice: Unless herein otherwise expressly provided, a notice to be given hereunder to Special Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Special Warrantholders or delivered (or so mailed to certain Special Warrantholders and so delivered to the other Special Warrantholders) at their respective addresses appearing on any of the registers of holders described in section 3.1 hereof, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered.

(b)

Date of Notice: A notice so given by mail or so delivered will be deemed to have been given on the fifth Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon.

10.3	Satisfaction and Discharge of Indenture

If all certificates representing Unit Shares and Unit Half-Warrants required to be issued in compliance with the provisions hereof have been issued hereunder in accordance with such provisions, if all payments required to be made in compliance with the provisions of this Indenture have been made in accordance with such provisions and payment to the Trustee of the fees and other remuneration payable to the Trustee have been made, this Indenture will cease to be of further effect and, on demand of and at the cost and expense of the Corporation and on delivery to the Trustee of a Certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Trustee of the fees and other remuneration payable to the Trustee, the Trustee will execute proper instruments acknowledging the satisfaction of and discharging this Indenture.

43.

10.4	Sole Benefit of Parties and Special Warrantholders

Nothing in this Indenture or the Special Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Special Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Special Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

10.5	Discretion of Directors

Any matter provided herein to be determined by the directors will be determined by the directors in their sole discretion, acting reasonably, and a determination so made will be conclusive.

10.6	Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of this indenture.

44.

     IN WITNESS WHEREOF the parties hereto have executed this Special Warrant Indenture as of the day and year first above written.

NORD RESOURCES CORPORATION

By:	/s/ John T. Perry
	Name:	John T. Perry
	Title:	Chief Financial Officer

BLACKMONT CAPITAL INC.

By:	/s/ Chad Williams
	Name:	Chad Williams
	Title:	Director

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Neil Carnell
Title:	Authorized Signatory

By:	/s/ Nicole Clement
	Title:	Authorized Signatory

SCHEDULE A TO THE SPECIAL WARRANT INDENTURE DATED AS OF
JUNE 5, 2007 BETWEEN NORD RESOURCES CORPORATION,
BLACKMONT CAPITAL INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA

SPECIAL WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 5, 2007, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

[INSERT THE U.S. LEGEND PRESCRIBED BY SUBSECTION 2.3(d) OR SUBSECTION 2.3(e) OF THE SPECIAL WARRANT INDENTURE, AS APPLICABLE.]

Certificate Number: __________	Number of Special Warrants: __________

SPECIAL WARRANTS

convertible for Units of

NORD RESOURCES CORPORATION

     THIS IS TO CERTIFY THAT, for value received, ___________________(the "holder") is the registered holder of the number of Special Warrants ("Special Warrants") specified above of Nord Resources Corporation (the "Corporation") and is thereby entitled, without payment of any additional consideration, to be issued units (each a “Unit”) immediately prior to the Time of Expiry (as defined in the Special Warrant Indenture hereinafter referred to) on the basis of one Unit for each Special Warrant, or, if the Qualification Date (as defined in the Special Warrant Indenture) has not occurred prior to the Penalty Deadline (as defined in the Special Warrant Indenture), the holder shall be entitled, upon the conversion of the Special Warrants, to one Unit and the applicable Liquidity Incentive (as defined in the Special Warrant Indenture) for each Special Warrant, all subject to adjustment in accordance with the provisions of the Special Warrant Indenture, and subject to the limitation referred to below. Each Unit consists of one Common Share of the Corporation (a “Unit Share”) and one-half share purchase warrant (a “Unit Half-Warrant”). Each two Unit Half-Warrants will entitle the holder to purchase one Common Share (a “Warrant Share”) of the Corporation at an exercise price of $1.10 for a period of 60 months from the date of issuance of this Special Warrant.

     This Special Warrant Certificate represents Special Warrants of the Corporation issued under the provisions of a special warrant indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Special Warrant Indenture") dated as of June 5, 2007 between the Corporation, Blackmont Capital Inc. and Computershare Trust Company of Canada (the "Trustee"). Reference is hereby made for particulars of the rights of the holders of the Special Warrants, the Corporation and the Trustee in respect thereof and of the terms and conditions upon which the Special Warrants are issued and held, all to the same effect as if the provisions of the Special Warrant Indenture were herein set forth in full, to all of which the holder, by acceptance hereof, assents. In the event of a conflict between the provisions of this Special Warrant Certificate and the Special Warrant Indenture, the terms of the Special Warrant Indenture shall govern. The Corporation will furnish to the holder, on request, a copy of the Special Warrant Indenture.

     The Special Warrants represented by this Special Warrant Certificate may be converted by the holder at any time after the Effective Date (as defined in the Special Warrant Indenture) and prior to the

2.

Time of Expiry; provided that if such Special Warrants have not been converted as hereinafter provided prior to the Time of Expiry, such Special Warrants will be deemed to be converted into Units by the Trustee for and on behalf of the holder immediately prior to the Time of Expiry without the taking of any action by the holder, including the surrender of this Special Warrant Certificate, which will thereupon be cancelled by the Special Warrant Agent.

     The holder of this Special Warrant and any transferee hereof are cautioned that in the event that the Special Warrants are deemed to be converted, certificates representing the Unit Shares and Unit Half-Warrants, will be mailed or delivered to the latest address of record of the registered holder or to the direction of the registered holder, and the Corporation and the Trustee are not bound to take notice of any transfers or assignments unless the transferee is a duly registered holder of the Special Warrant prior to such mailing or delivery.

     On and after the date of any conversion of the Special Warrants represented by this Special Warrant Certificate, the holder will have no rights as a Special Warrantholder except to receive certificates representing the Unit Shares and Unit Half-Warrants issued upon the conversion thereof to such holder and as set forth in the Indenture.

     The Corporation will not be obligated after the aggregation of the number of Units to be issued to a holder of Special Warrants to issue any fraction of a Unit Share or Unit Half-Warrant on the conversion of Special Warrants. If a holder of Special Warrant would otherwise be entitled to a fractional Unit pursuant to the Special Warrants, the number of Units to be issued shall be rounded down to the next whole number, and the holder of such Special Warrants shall not be entitled to any cash compensation in respect of such fraction.

     The Special Warrants represented by this Special Warrant Certificate, and the Units to be issued upon conversion thereof have not been registered under the United States Securities Act of 1933, as amended, (the "U.S. Securities Act") and the Special Warrants have been, and upon conversion thereof, the Units, will be issued pursuant to exemptions from the registration requirements of the U.S. Securities Act. Neither this Special Warrant nor any of the Unit Shares, Unit Half-Warrants or Warrant Shares may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement under the U.S. Securities Act relating to such security or (b) an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws, after providing a legal opinion satisfactory to the Corporation confirming that such transfer is not subject to registration under the U.S. Securities Act and all applicable state securities laws. Each Special Warrant Certificate, and the certificates representing any Unit Shares, Unit Half-Warrants and Warrant Shares shall contain a legend on the face thereof, in the appropriate form prescribed under the Special Warrant Indenture, setting forth the restrictions on transfer referred to in this Section. The holder acknowledges and agrees that the Special Warrants represented by this Special Warrant Certificate constitutes, and any Unit Shares, Unit Half-Warrants and Warrant Shares issued upon conversion thereof, will constitute “restricted securities” under the U.S. Securities Act.

     [Add the following to certificates not representing securities issued for the account or benefit of a person in the United States or a U.S. Person: Further, the holder acknowledges and agrees that hedging transactions involving the securities may not be conducted unless in compliance with the U.S. Securities Act. The holder of this Special Warrant may not, during a one-year distribution compliance period, act as a distributor, either directly or indirectly, or sell, transfer, hypothecate or otherwise convey the Special Warrants, the Unit Shares, Unit Half-Warrants or the Warrant Shares other than to or for the account or benefit of a non-U.S. Person, and in the event the Special Warrants, the Unit Shares, Unit Half-Warrants or the Warrant Shares are offered, sold or otherwise transferred by the holder to or for the account or benefit of a non-U.S. Person, prior to the expiration of a one-year distribution compliance period, unless

3.

pursuant to an effective registration statement under the U.S. Securities Act, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the U.S. Securities Act.]

     Any certificate issued at any time in exchange or substitution for any certificate bearing a restrictive legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Corporation), the securities represented thereby are not, at such time, required by law to bear such legend.

     No Units will be issued pursuant to any conversion of any Special Warrant if the issue of such security would constitute a violation of the securities laws of the applicable jurisdiction.

     The Special Warrant Indenture provides for adjustments to the rights of the holders of Special Warrants on the happening of certain stated events, including the subdivision or consolidation of the outstanding Common Shares, certain distributions of Common Shares or of securities convertible into or exchangeable for Common Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain capital reorganizations.

     The Special Warrant Indenture contains provisions making binding on all holders of Special Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Special Warrants.

     On presentation at the principal office of the Trustee in Vancouver, British Columbia, subject to the provisions of the Special Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Special Warrant Certificates may be exchanged at no cost to the holder for one or more Special Warrant Certificates of different denominations representing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

     The Special Warrants represented by this Special Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Special Warrant Indenture, on the register of transfers to be kept at the principal office of the Trustee in Vancouver, British Columbia, by the holder or the executors, administrators or other legal representatives thereof or the attorney thereof appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee and, upon compliance with such requirements and such other reasonable requirements as the Trustee may prescribe, such transfer will be duly recorded on such register of transfers by the Trustee. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Trustee, to refuse to record any transfer of any Special Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

     The holding of this Special Warrant Certificate will not constitute the holder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as otherwise provided in the Special Warrant Indenture.

     This Special Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Special Warrant Indenture.

     Time is of the essence hereof.

4.

     The Special Warrant Certificate will be construed and enforced in accordance with the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as a British Columbia contract.

     IN WITNESS WHEREOF THE CORPORATION has caused this Special Warrant Certificate to be signed by its officers or other individuals duly authorized in that behalf as of June 5, 2007.

NORD RESOURCES CORPORATION

By:

     This Special Warrant Certificate is one of the Special Warrant Certificates referred to in the Special Warrant Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Countersigned by the Trustee as of this 5th day of June, 2007.

TO:	NORD RESOURCES CORPORATION
AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

NOTICE OF CONVERSION

     The undersigned holder of the Special Warrants represented by this Special Warrant Certificate hereby exercises the right thereof to be issued the Units which are issuable pursuant to the conversion of such Special Warrants on the terms specified in such Special Warrant Certificate and in the Special Warrant Indenture.

     The undersigned hereby irrevocably directs that the said Units be issued, registered and delivered as follows:

Name(s) in Full	Address(es)	Number of Units

(Please print full name in which certificates representing the Units are to be issued. If any Units are to be issued to a person or persons other than the holder, the holder must pay to the Special Warrant Agent all exigible transfer taxes or other government charges.

DATED this ____ day of _________________, 200__.

)
)
	)	Signature of Registered Holder
)
)
Signature Guaranteed	)	Name of Registered Holder
)

[ ]

Please check if the certificates representing the Units are to be delivered at the office where this Special Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Special Warrant Certificate to the Special Warrant Agent.

Instructions:

1.

The registered holder may exercise its right to receive Units on exercise hereof by completing this form and surrendering this form and the Special Warrant Certificate representing the Special Warrants being exercised to Computershare Trust Company of Canada, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9.

If the Notice of Conversion indicates that the Units are to be issued to a person or persons other than the registered holder of the Special Warrant Certificate, the signature of such registered holder on the Notice of Conversion must be guaranteed by a Schedule 1 Canadian chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words "signature guaranteed" or "signature medallion guaranteed" and otherwise be in accordance with industry standards.

FORM OF TRANSFER

Computershare Trust Company of Canada
510 Burrard Street, 2nd Floor
Vancouver, British Columbia
V6C 3B9

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ___________________________________________________________________________________________________________ (print name and address) the Special Warrants represented by this Special Warrant Certificate and hereby appoints ______________________________as its attorney with full power of substitution to transfer the Special Warrants on the appropriate register of the Trustee.

     DATED this ____ day of _________________, 200__.

)
)
	)	Signature of Transferor
)
)
Signature Guaranteed	)	Name of Transferor
)

CERTAIN REQUIREMENTS RELATING TO TRANSFERS

1.

In the case of any transfer of Special Warrants to a Person resident in, or otherwise subject to the securities laws of, any province or territory of Canada, either the transferee must be an "accredited investor" within the meaning of such applicable securities laws in Canada or the transfer must otherwise be exempt from the prospectus and registration requirements of applicable securities laws in Canada.

2.

The Special Warrant Indenture and the Special Warrant Certificate contain certain other requirements relating to the transfer of Special Warrants, including, among other things, a requirement in certain cases that a written opinion of U.S. counsel of recognized standing be delivered in connection with the transfer of Special Warrants.

3.

The signature of the transferor must correspond in every particular with the surname and the first name(s) or initials shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, a major trust company in Canada, a firm which is a member of a recognized stock exchange in Canada, a national securities exchange in the United States, or the National Association of Securities dealers or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words "signature guarantee", or "signature medallion guaranteed" and otherwise be in accordance with industry standards.